Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated August 27, 2018, relating to the financial statements and financial highlights of Frontier Timpani Small Cap Growth Fund, a series of Frontier Funds, Inc., for the year ended June 30, 2018, and to the references to our firm in the Combined Proxy Statement and Prospectus.

Cohen & Company, Ltd.

Milwaukee, Wisconsin

March 13, 2019